Exhibit 10.2

Guarantee Agreement

(Summary Translation)

This Guarantee Agreement (this “Agreement”) was entered into by the following parties (the “Parties,” and each a “Party”) at No.808 Meeting Room No. 3 Office Building of Guizhou Province Government in Guiyang City, China on July 31, 2016:

Party A: Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”)

Party B: Guiyang Dalin Biologic Technologies Co., Ltd. (“Guiyang Dalin”)

Party C: Guizhou Jie’an Company (“Jie’an”)

Party D: Shenzhen Yigong Shengda Technology Co., Ltd. (“YGSD”)

Party E: Ding Sheng Xin Finance Guarantee Co., Ltd. (“DXS”)

WHEREAS, Guizhou Taibang, Guizhou Dalin, Jie’an and YGSD entered into a settlement agreement (the “Settlement Agreement”) on July 31, 2016.

NOW THEREFORE, in order to implement the Settlement Agreement, the Parties, through friendly negotiation, unanimously agree to and execute this Agreement:

1.	If Guizhou Taibang fails to pay the capital reduction amounts to Jie’an and YGSD within the agreed timeline under the Settlement Agreement, Guizhou Taibang shall pay to Jie’an and YGSD liquidated damages in aggregate amount of RMB80 million, equivalent to 19.27% of the total transaction amount of RMB415 million.

2.	If Jie’an and YGSD fail to apply to withdraw the legal proceedings or to execute and provide necessary documents as agreed under the Settlement Agreement, which causes the failure to complete the capital reduction within two months after effectiveness of the Settlement Agreement, Jie’an and YGSD shall jointly pay Guizhou Taibang liquidated damages in aggregate amount of RMB80 million, equivalent to 19.27% of the total transaction amount of RMB415 million.

3.	If Guizhou Taibang fails to complete the capital reduction within two months after effectiveness of the Settlement Agreement, Jie’an and YGSD shall return the shareholders’ loans and accrued interests to Guizhou Taibang within one month.

4.	DSX agrees to be jointly liable, as guarantor, for liabilities of Jie’an and YGSD in relation to all the obligations and liabilities of Jie’an and YGSD as provided under the Settlement Agreement until such time as Jie’an and YGSD fulfill all the obligations under the Settlement Agreement.

5.	This Agreement supplements the Settlement Agreement.

[Signature page follows]

Party A: Guizhou Taibang Biological Products Co., Ltd. (Seal)

/s/ Yang Gang	(Authorized representative)

Party B: Guiyang Dalin Biologic Technologies Co., Ltd. (Seal)

/s/ Yang Ming	(Authorized representative)

Party C: Guizhou Jie’an Company (Seal)

/s/ Duan Gang	(Authorized representative)

Party D: Shenzhen Yigong Shengda Technology Co., Ltd. (Seal)

/s/ Duan Gang	(Authorized representative)

Party E: Ding Sheng Xin Finance Guarantee Co., Ltd. (Seal)

/s/ Guo Zhenhua	(Authorized representative)

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